[logo]           Media relations contact:           Investor relations contact:
CheckFree        Judy DeRango Wicks                 Tina Moore
                 (678) 375-1595                     (678) 375-1278
                 jdwicks@checkfree.com              tmoore@checkfree.com

-------------------------------------------------------------------------------
                                                          FOR IMMEDIATE RELEASE



       CHECKFREE CLOSES FISCAL 2003 WITH SOLID FOURTH QUARTER PERFORMANCE


         ATLANTA (August 5, 2003) - CheckFree Corporation (NASDAQ: CKFR) today announced fourth quarter revenue of $144.6 million and net income of $20.0 million, or $0.22 per share, compared to revenue of $130.6 million and net income of $12.8 million, or $0.14 per share, in the fourth quarter of fiscal 2002, all on a pro forma basis. On a GAAP basis, CheckFree reported revenue of $144.6 million compared to revenue of $127.9 million in the fourth quarter of fiscal 2002. The net loss for the quarter of $17.0 million, or $0.19 per share, compared to a net loss of $59.4 million, or $0.67 per share, for the fourth quarter of fiscal 2002. The Company's free cash flow was $37.8 million for the quarter, and $133.5 million for the year. Free cash flow is calculated by taking GAAP net cash provided by operating activities and deducting property and software purchases.

         Revenue for the quarter ended June 30, 2003, increased 11 percent over the comparative quarter of last year on a pro forma basis. Pro forma results for the quarter exclude $45.0 million of acquisition-related amortization, a $10.2 million intangible asset impairment charge, and a $1.4 million true-up of a previous reorganization charge, offset by $19.7 million of related tax benefits. This compares to pro forma results for the fourth quarter of fiscal 2002 that excluded a non-cash reduction of revenue of $2.7 million associated with warrants issued to a third party, $89.3 million of acquisition-related amortization and a $0.5 million update to a fiscal 2002 third quarter reorganization charge, offset by $20.3 million of related tax benefits.

         CheckFree adopted Statement of Financial Accounting Standards (SFAS) No. 142 regarding accounting for goodwill as of July 1, 2002, and has discontinued amortizing its goodwill associated with previous acquisitions. Had the Company adopted SFAS 142 in the prior year and eliminated goodwill amortization at that time, its comparative GAAP net loss would have been $17.7 million and net loss per share would have been $0.20 for the quarter ended June 30, 2002.

         CheckFree Chairman and CEO Pete Kight said, "Overall, we are pleased with our results this quarter, and with our execution throughout this fiscal year. Each of our divisions executed on, or ahead of, plan for the quarter. We experienced on-target biller and Consumer Service Provider signings coupled with tremendous growth in e-bill distribution in our Electronic Commerce division, stronger-than-expected sales in our Software business, and strong service innovations through our Investment Services unit. For the year, we delivered solid execution against our plan, and extended our leadership position in each of the markets in which we compete.

       CHECKFREE CLOSES FISCAL YEAR 2003 WITH SOLID FOURTH QUARTER PERFORMANCE
                                                                -- PAGE 2 OF 6


         "Quality, cost and innovation - on which we've based our business model
- will continue to drive our strategic and operational direction in the next fiscal year," he continued. "We expect a more stable investment market to benefit our Investment Services division later in the year and anticipate solid performance in our Software division, where we are actively pursuing additional growth opportunities. We also expect to see continued strong gains in electronic payments and continued acceleration in electronic billing," Kight concluded.

CORE ELECTRONIC BILLING AND PAYMENT METRICS

o CheckFree processed about 120.2 million transactions in the fourth quarter, an increase of seven percent from the 111.9 million transactions processed in the third quarter of fiscal 2003, and a 37 percent increase over the 87.9 million transactions processed in the fourth quarter of fiscal 2002. For the year, CheckFree processed more than 434 million transactions.

o Transactions in the Full Service category were up nine percent sequentially for the quarter, with active subscribers up about eight percent sequentially to 4.2 million. In the fourth quarter, CheckFree processed 87.5 million transactions and recorded revenue of $82.6 million in its Full Service category, compared to 80.3 million transactions and revenue of $81.5 million in the prior quarter. The Company saw an expected decline in revenue per transaction in this category this quarter, primarily due to a large customer steadily growing its base of electronic billing and payment customers and achieving a new pricing tier.

o Transactions in the Payment Services category were up three percent sequentially. For this category, CheckFree processed 32.7 million transactions and recorded revenue of $12.3 million in the fourth quarter, compared to 31.6 million transactions and revenue of $12.8 million for the prior quarter.

o CheckFree's electronic payment rate exceeded 75 percent during the fourth quarter.

o As of June 30, 2003, consumers were able to both view and pay bills through 949 Consumer Service Providers using CheckFree's services, compared with 842 at the end of the previous quarter, and 584 at the end of the fourth quarter of fiscal 2002.

o CheckFree distributed more than 11.5 million e-bills in the fourth quarter, up 31 percent sequentially over the 8.8 million e-bills distributed in the third quarter, and up more than 200 percent over the
         3.8 million e-bills distributed in the fourth quarter of fiscal 2002. This equates to a run rate of more than 46 million e-bills per year.

o Consumers can now view and pay a total of 279 different e-bills through Consumer Service Providers using CheckFree's services, compared to 274 at the end of the previous quarter, and 262 in the same period of fiscal 2002.

o More than 10 million consumers initiated a payment through CheckFree-managed services during the quarter.

       CHECKFREE CLOSES FISCAL YEAR 2003 WITH SOLID FOURTH QUARTER PERFORMANCE
                                                                -- PAGE 3 OF 6



FOURTH QUARTER DIVISION PERFORMANCE

         CheckFree's ELECTRONIC COMMERCE division reported pro forma revenue of $106.0 million for the fourth quarter, representing 12 percent growth over the $94.6 million reported in the same quarter of fiscal 2002. Pro forma operating income of $32.1 million for the quarter compares with pro forma operating income of $22.6 million in the fourth quarter last year. Pro forma results for the quarter ended June 30, 2003, exclude $43.8 million of acquisition-related amortization and a $0.3 million true-up of a previous reorganization charge; and for the quarter ended June 30, 2002, pro forma results exclude $84.5 million of acquisition-related amortization and a $0.1 million update to the fiscal 2002 third quarter reorganization charge and include $2.7 million of revenue related to warrants. On a GAAP basis, revenue was $106.0 million and operating loss was $11.9 million for the recently completed fourth quarter, compared to revenue of $91.8 million and an operating loss of $64.7 million for the same quarter in fiscal 2002.

                   TRANSACTION HISTORY - FIVE-QUARTER OVERVIEW

                                               Quarter Ended
                          6/30/02     9/30/02     12/31/02   3/31/03   6/30/03
                          -----------------------------------------------------
                              (in millions, except revenue/transaction)
FULL SERVICE
Revenue                   $ 74.1      $ 71.6       $ 75.1    $ 81.5    $ 82.6
Active Subscribers           3.1         3.2          3.5       3.9       4.2
Transactions                69.0        67.2         74.9      80.3      87.5
Revenue/Transaction*      $ 1.07      $ 1.07       $ 1.00    $ 1.01    $ 0.94

PAYMENT SERVICES
Revenue                   $ 10.7      $ 14.7       $ 13.9    $ 12.8    $ 12.3
Transactions                18.9        29.5         30.1      31.6      32.7
Revenue/Transaction*      $ 0.56      $ 0.50       $ 0.46    $ 0.41    $ 0.37

TOTAL TRANSACTIONS          87.9        96.7        105.0     111.9     120.2

OTHER REVENUE             $  9.8**    $  9.7***    $  9.2    $ 10.3    $ 11.2


         *NOTE: Revenue/Transaction is derived by dividing all services and transaction revenue earned in the category by the number of transactions tracked in the category.

         **NOTE: Excludes a $2.7 million non-cash reduction to GAAP other revenue of $7.1 million for warrants issued to a third party.

         ***NOTE: Excludes a $0.6 million non-cash increase to GAAP other revenue of $10.3 million for warrants issued to a third party.

         CheckFree's INVESTMENT SERVICES division reported pro forma revenue of $20.7 million for the fourth quarter, a one percent increase over the $20.5 million reported for the same period of fiscal 2002. Pro forma operating income was $4.8 million compared to pro forma operating income of $6.7 million in the fourth quarter of fiscal 2002. Pro forma results for the quarter ended June 30, 2003, exclude $0.2 million of acquisition-related amortization; and pro forma results for the quarter ended June 30, 2002, exclude $1.4 million of acquisition-related amortization. GAAP revenue for the current fourth quarter was $20.7 million and operating income was $4.6 million, compared to revenue of $20.5 million and operating income of $5.3 million in the fourth quarter of last year.

       CHECKFREE CLOSES FISCAL YEAR 2003 WITH SOLID FOURTH QUARTER PERFORMANCE
                                                                -- PAGE 4 OF 6


         The Company's SOFTWARE division reported revenue of $17.9 million for the fourth quarter, a 15 percent increase from the $15.6 million reported for the same period last year. The division reported pro forma operating income of $5.9 million for the fourth quarter, compared to pro forma operating income of $2.6 million in the fourth quarter of fiscal 2002. Pro forma results for the quarter ended June 30, 2003, exclude a $10.2 million intangible asset impairment charge and a $1.2 million true-up of a previous reorganization charge, both related to the i-Solutions business, and $1.0 million of acquisition-related amortization; and pro forma results for the quarter ended June 30, 2002, exclude $3.4 million of acquisition-related amortization and a $0.4 million update to the fiscal 2002 third quarter reorganization charge. GAAP revenue was $17.9 million, with an operating loss of $6.6 million for the fourth quarter of fiscal 2003, compared to revenue of $15.6 million and an operating loss of $1.2 million in the fourth quarter of fiscal 2002.

         Administrative costs for the quarter were $9.3 million, or roughly six percent of quarterly revenue on a pro forma and GAAP basis.

FISCAL YEAR 2003 RESULTS

         For the year, CheckFree reported revenue of $551.0 million representing 12 percent growth over the prior year, and net income of $72.2 million, or $0.81 per share, on a pro forma basis; revenue of $551.6 million and a net loss of $52.2 million, or $0.59 per share on a GAAP basis. These results compare to revenue of $493.2 million and a net income of $17.1 million, or $0.19 per share for fiscal 2002, on a pro forma basis; and revenue of $490.5 million and a net loss of $441.0 million, or $5.04 per share on a GAAP basis in the prior year.

         Pro forma results for the year exclude $183.3 million of acquisition-related amortization, a $10.2 million intangible asset impairment charge, a $1.4 million true-up of a previous reorganization charge, a $3.2 million investment impairment charge, the cumulative effect of an accounting change of $2.9 million related to the Company's July 1, 2002, adoption of SFAS 142 regarding accounting for goodwill, and a $0.6 million non-cash increase in revenue associated with warrants, offset by $76.0 million of related income tax benefits. This compares to pro forma results for fiscal 2002 that exclude $394.0 million of acquisition-related amortization, $155.1 million intangible asset impairment charges, $16.4 million of reorganization charges and a $2.7 million non-cash reduction in revenue associated with warrants, offset by $110.1 million of related income tax benefits.

         For the year ended June 30, 2003, the ELECTRONIC COMMERCE division posted revenue of $404.7 million, a 14 percent gain over the $354.8 million in revenue posted in fiscal 2002, and operating income of $115.5 million compared with operating income of $39.0 million in fiscal 2002, on a pro forma basis. Pro forma results for the year ended June 30, 2003 exclude $175.0 million of acquisition-related amortization, a $0.3 million true-up of a previous reorganization charge, and a $0.6 million non-cash increase in revenue related to warrants; and for the year ended June 30, 2002, pro forma results exclude $358.5 million of acquisition-related amortization, $11.0 million of reorganization charges, a $47.7 million intangible asset impairment charge, and include a $2.7 million non-cash reduction in revenue related to warrants. Revenue was $405.4 million and operating loss was $59.2 million on a GAAP basis for the year ended June 30, 2003; compared to revenue of $352.1 million and a loss of $380.9 million for the year ended June 30, 2002.

       CHECKFREE CLOSES FISCAL YEAR 2003 WITH SOLID FOURTH QUARTER PERFORMANCE
                                                                -- PAGE 5 OF 6



         Revenue for the year in CheckFree's INVESTMENT SERVICES division was $81.6 million, a two percent increase over the $79.6 million reported for fiscal 2002. Pro forma operating income for the year was $21.1 million, compared with pro forma operating income of $24.4 million in fiscal 2002. Pro forma results exclude $2.3 million of acquisition-related amortization for the year ended June 30, 2003, and $5.7 million of acquisition-related amortization and a $2.3 million reorganization charge for the year ended June 30, 2002. GAAP revenue was $81.6 million and operating income was $18.8 million for the year ended June 30, 2003; compared to revenue of $79.6 million and operating income of $16.4 million for the year ended June 30, 2002.

         In the SOFTWARE division, revenue for the year was $64.7 million, a 10 percent increase from the $58.8 million in revenue reported for fiscal 2002. Pro forma operating income for 2003 was $18.0 million, compared to pro forma operating income of $5.8 million for fiscal 2002. Pro forma results for the year ended June 30, 2003, exclude $6.0 million of acquisition-related amortization, a $1.2 million true-up of a previous reorganization charge, and a $10.2 million intangible asset impairment charge; and pro forma results for the year ended June 30, 2002, exclude $29.9 million of acquisition-related amortization, a $107.4 million intangible asset impairment charge, and a $2.8 million reorganization charge. GAAP revenue was $64.7 million and operating income was $0.6 million for the year ended June 30, 2003; compared to revenue of $58.8 million and operating loss of $134.3 million for the year ended June 30, 2002.

         Administrative costs for the year were $33.8 million, or roughly six percent of revenue on a pro forma and GAAP basis.

EXPECTATIONS FOR FISCAL YEAR 2004

         "In fiscal 2004, CheckFree expects to post positive earnings per share, on a pro forma basis, in the range of $0.93 to $0.97; and about breakeven performance on a GAAP basis. This projection includes expense of more than $0.02 for the year related to CheckFree's Stock Option Exchange Program," said David Mangum, CheckFree's chief financial officer. "We expect to continue to leverage operating efficiencies that our business model affords across each of our divisions, and anticipate free cash flow growth approaching 20 percent for the year."

         "For the first quarter of 2004, we project revenue in the range of $135 to $140 million, pro forma earnings per share in the range of $0.18 to $0.20, and a GAAP loss per share in the range of $0.08 to $0.12, each of which includes $1.1 million of expense related to the Exchange Program," he continued.

         "Sequential quarterly transaction growth for the first quarter should be in the range of two to four percent. We anticipate that the peak of the transaction volume that will be moving off our system by two in-house banks will take place in the first quarter. We also expect to experience the effects of typical software licensing seasonality during the period. As our full-year guidance reflects, in the remaining quarters of the year we expect to report revenue and earnings results more consistent with our recent performance," Mangum concluded.

         Separately, CheckFree also announced that its Board of Directors has approved extending the repurchase program, under which the Corporation may purchase shares of its common stock and/or convertible notes for up to a combined total of $40 million, through August 31, 2004.

       CHECKFREE CLOSES FISCAL YEAR 2003 WITH SOLID FOURTH QUARTER PERFORMANCE
                                                                -- PAGE 6 OF 6


ABOUT CHECKFREE (www.checkfreecorp.com)
CheckFree (NASDAQ: CKFR) is the leading provider of financial electronic commerce services and products. Founded in 1981 and celebrating its 23rd year in e-commerce, CheckFree is comprised of three divisions: Electronic Commerce, Software, and Investment Services. CheckFree launched the first fully integrated electronic billing and payment solution in 1997. In the quarter ended June 30, 2003, more than 10 million consumers initiated online payments through services offered by CheckFree's ELECTRONIC COMMERCE division. Electronic billing and payment is available through 949 financial services organizations, including banks, brokerage firms, Internet portals and personal financial management (PFM) software. At these sites, consumers have access to 279 electronic bills. CheckFree INVESTMENT SERVICES provides a broad range of investment management services to thousands of financial institutions nationwide. The division's clients manage more than 1.2 million portfolios totaling more than $500 billion in assets.

CheckFree's SOFTWARE division provides solutions through three operating units:
CheckFree ACH Solutions, CheckFree Financial and Compliance Solutions (CFACS), and CheckFree i-Solutions. CheckFree ACH Solutions provides software and services that are used to process more than two-thirds of the nation's eight billion Automated Clearing House payments, while CFACS provides reconciliation and compliance software and services to more than 500 organizations in the banking, brokerage, utility, retail, insurance and credit card industries, among others. CheckFree i-Solutions is the leading provider of e-billing and e-statement software and services for both business-to-consumer and business-to-business applications, with more billers as clients than all of its competitors have combined.

Certain of the Company's statements in this press release are not purely historical, and as such are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management's intentions, plans, beliefs, expectations or projections of the future, and include statements in this document regarding forecasts and expectations of revenue, pro forma earnings, cash flows, sequential transaction growth for the first quarter of fiscal 2004 and fiscal 2004 as a whole, and consumer adoption of electronic billing and payment services (paragraphs 5, 24, 25 and 26). Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company's business, and other risks and uncertainties detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended June 30, 2002 (filed September 26, 2002), Form 10-Q for the quarter ended September 30, 2002 (filed November 14, 2002), Form 10-Q for the quarter ended December 31, 2002 (filed February 12, 2003), and Form 10-Q for the quarter ended March 31, 2003 (filed May 15, 2003). One or more of these factors have affected, and could in the future affect, the Company's business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

                                      # # #

                     CHECKFREE CORPORATION AND SUBSIDIARIES
                 Consolidated Condensed Statements of Operations
                                   (Unaudited)
                      (In thousands, except per share data)

                                                                Three Months Ended                     Twelve Months Ended
                                                                      June 30,                               June 30,
                                                          -------------------------------         -------------------------------
                                                             2003                2002                2003                2002
                                                          -----------         -----------         -----------         -----------
Revenue:
     Processing and servicing                             $   124,018         $   109,181         $   476,416         $   422,237
     License fees                                               7,516               6,130              24,163              25,020
     Maintenance fees                                           6,667               6,494              25,733              24,298
     Other                                                      6,404               6,073              25,334              18,922
                                                          -----------         -----------         -----------         -----------
          Total revenue                                       144,605             127,878             551,646             490,477

Expenses:
     Cost of processing, servicing and support                 59,984              59,289             237,978             262,105
     Research and development                                  13,613              11,618              52,717              55,172
     Sales and marketing                                       16,588              14,612              57,170              58,030
     General and administrative                                10,373              11,049              39,030              43,687
     Depreciation and amortization                             55,651             100,702             226,638             435,565
     Impairment of intangible assets                           10,228                --                10,228             155,072
     Reorganization charge                                      1,405                 494               1,405              16,365
                                                          -----------         -----------         -----------         -----------
          Total expenses                                      167,842             197,764             625,166           1,025,996
                                                          -----------         -----------         -----------         -----------

Loss from operations                                          (23,237)            (69,886)            (73,520)           (535,519)
Interest, net                                                  (1,593)             (1,315)             (5,648)             (4,302)
Loss on investments                                              --                  --                (3,228)               --
                                                          -----------         -----------         -----------         -----------

Loss before income taxes and cumulative
  effect of accounting change                                 (24,830)            (71,201)            (82,396)           (539,821)

Income tax benefit                                             (7,859)            (11,790)            (33,106)            (98,871)
                                                          -----------         -----------         -----------         -----------

Loss before cumulative effect of accounting change            (16,971)            (59,411)            (49,290)           (440,950)

Cumulative effect of accounting change                           --                  --                (2,894)               --
                                                          -----------         -----------         -----------         -----------

   Net loss                                               $   (16,971)        $   (59,411)        $   (52,184)        $  (440,950)
                                                          ===========         ===========         ===========         ===========


Basic and diluted loss per share:

  Basic and diluted net loss per share before
     cumulative effect of accounting change               $     (0.19)        $     (0.67)        $     (0.56)        $     (5.04)
  Cumulative effect of accounting change                         --                  --                 (0.03)               --
                                                          -----------         -----------         -----------         -----------
  Net loss per common share                               $     (0.19)        $     (0.67)        $     (0.59)        $     (5.04)
                                                          ===========         ===========         ===========         ===========

  Equivalent number of shares                                  89,215              88,063              88,807              87,452
                                                          ===========         ===========         ===========         ===========


                     CHECKFREE CORPORATION AND SUBSIDIARIES
     SUPPLEMENTAL PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          Three Months Ended                  Twelve Months Ended
                                                               June 30,                            June 30,
                                                      ---------------------------         ---------------------------
                                                        2003              2002              2003              2002
                                                      ---------         ---------         ---------         ---------
Revenue:
     Processing and servicing                         $ 124,018         $ 111,929         $ 475,772         $ 424,985
     License fees                                         7,516             6,130            24,163            25,020
     Maintenance fees                                     6,667             6,494            25,733            24,298
     Other                                                6,404             6,073            25,334            18,922
                                                      ---------         ---------         ---------         ---------
          Total revenue                                 144,605           130,626           551,002           493,225

Expenses:
     Cost of processing, servicing and support           59,984            59,289           237,978           262,105
     Research and development                            13,613            11,618            52,717            55,172
     Sales and marketing                                 16,588            14,612            57,170            58,030
     General and administrative                          10,373            11,049            39,030            43,687
     Depreciation and amortization                       10,613            11,414            43,296            41,556
                                                      ---------         ---------         ---------         ---------
          Total expenses                                111,171           107,982           430,191           460,550
                                                      ---------         ---------         ---------         ---------

Income from operations                                   33,434            22,644           120,811            32,675
Interest, net                                            (1,593)           (1,315)           (5,648)           (4,302)
                                                      ---------         ---------         ---------         ---------

Income before income taxes                               31,841            21,329           115,163            28,373

Income tax expense                                       11,880             8,539            42,934            11,237
                                                      ---------         ---------         ---------         ---------

Net income                                            $  19,961         $  12,790         $  72,229         $  17,136
                                                      =========         =========         =========         =========

Basic income per share:

  Net income per common share                         $    0.22         $    0.15         $    0.81         $    0.20
                                                      =========         =========         =========         =========

  Equivalent number of shares                            89,215            88,063            88,807            87,452
                                                      =========         =========         =========         =========

Diluted income per share:

  Net income per common share                         $    0.22         $    0.14         $    0.81         $    0.19
                                                      =========         =========         =========         =========

  Equivalent number of shares                            91,471            89,027            89,554            88,351
                                                      =========         =========         =========         =========



Management evaluates the operations of the Company exclusive of pro forma items. Pro forma items represent either non-cash charges which do not impact our free cash flow, or other items, which are evaluated separately as they arise. Therefore, we believe the pro forma results of operations provide useful information to investors consistent with our internal performance measurements. These supplemental pro forma statements of operations for the three and twelve month periods ended June 30, 2003 and 2002 are for illustrative purposes only and are not prepared in accordance with generally accepted accounting principles.



-------------------------------------------------------------------------------
   Reconciliation of Financial Information to Pro Forma Results of Operations
                                   (Unaudited)
                                 (In thousands)

                                                        Three Months Ended                         Twelve Months Ended
                                                             June 30,                                    June 30,
                                                  -------------------------------             -------------------------------
                                                    2003                  2002                  2003                  2002
                                                  ---------             ---------             ---------             ---------
Total revenue per GAAP                            $ 144,605             $ 127,878             $ 551,646             $ 490,477
Warrants issued to third party                         --                   2,748                  (644)                2,748
                                                  ---------             ---------             ---------             ---------
Total pro forma revenue                           $ 144,605             $ 130,626             $ 551,002             $ 493,225
                                                  =========             =========             =========             =========

Net loss per GAAP                                 $ (16,971)            $ (59,411)            $ (52,184)            $(440,950)
Warrants issued to third party                         --                   2,748                  (644)                2,748
Amortization of intangible assets                    45,038                89,288               183,342               394,009
Impairment of intangible assets                      10,228                  --                  10,228               155,072
Reorganization charges                                1,405                   494                 1,405                16,365
Impairment of investments                              --                    --                   3,228                  --
Cumulative effect of accounting change                 --                    --                   2,894                  --
Pro forma tax benefit                               (19,739)              (20,329)              (76,040)             (110,108)
                                                  ---------             ---------             ---------             ---------
Pro forma net income                              $  19,961             $  12,790             $  72,229             $  17,136
                                                  =========             =========             =========             =========

-------------------------------------------------------------------------------

                     CHECKFREE CORPORATION AND SUBSIDIARIES
                      Consolidated Condensed Balance Sheets
                                   (Unaudited)
                                 (In thousands)




                                                                June 30,              June 30,
                                                                  2003                  2002
                                                               ----------            ----------
Current assets:
     Cash, cash equivalents and investments                    $  282,032            $  205,967
     Accounts receivable, net                                      81,626                88,030
     Deferred income taxes                                         41,202                11,816
     Other current assets                                          12,243                 8,355
                                                               ----------            ----------
          Total current assets                                    417,103               314,168

Property and equipment, net                                        94,853                95,625
Capitalized software and intangible assets, net                   946,976             1,146,487
Investments                                                       121,615                72,788
Other                                                               6,723                 8,409
                                                               ----------            ----------
     Total assets                                              $1,587,270            $1,637,477
                                                               ==========            ==========


Current liabilities:
    Accounts payable, accrued liabilities and other            $   73,739            $   70,017
    Deferred revenues                                              36,543                42,410
                                                               ----------            ----------
          Total current liabilites                                110,282               112,427

Accrued rent and other                                              3,419                 3,019
Long-term obligations, less current portion                         4,192                 3,877
Deferred income taxes                                              28,728                39,993
Convertible subordinated notes                                    172,500               172,500

Net stockholders' equity                                        1,268,149             1,305,661
                                                               ----------            ----------
     Total liabilities and stockholders' equity                $1,587,270            $1,637,477
                                                               ==========            ==========
